   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 13, 1996


                                                      REGISTRATION NO. 333-12201
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------


                                AMENDMENT NO. 3

                                       to
                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                            MONTEREY RESOURCES, INC.
             (Exact name of Registrant as specified in its charter)

             DELAWARE                            1311                           76-0511993
 (State or other jurisdiction of     (Primary Standard Industrial            (I.R.S. Employer
  incorporation or organization)     Classification Code Number)          Identification Number)

                             ---------------------

                5201 TRUXTUN AVENUE                                 R. GRAHAM WHALING
                   SUITE NO. 100                                   5201 TRUXTUN AVENUE
           BAKERSFIELD, CALIFORNIA 93309                              SUITE NO. 100
                  (805) 322-3992                              BAKERSFIELD, CALIFORNIA 93309
(Address, including zip code, and telephone number,                   (805) 322-3992
       including area code, of registrant's         (Name, address, including zip code, and telephone
           principal executive offices)             number, including area code, of agent for service)

                                   Copies to:

             G. MICHAEL O'LEARY, ESQ.                            MARC S. ROSENBERG, ESQ.
              ANDREWS & KURTH L.L.P.                             TIMOTHY G. MASSAD, ESQ.
             4200 TEXAS COMMERCE TOWER                           CRAVATH, SWAINE & MOORE
               HOUSTON, TEXAS 77002                                 825 EIGHTH AVENUE
                  (713) 220-4200                                NEW YORK, NEW YORK 10019
                                                                     (212) 474-1000

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

                             ---------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     The shares of Common Stock are not being registered for the purpose of sales outside the United States.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

      EXHIBITS
      --------
        *5.1         -- Opinion of Andrews & Kurth L.L.P. as to the legality of the securities being registered.

        10.1         -- Form of Conveyance and Contribution Agreement between Monterey
                        Resources, Inc. and Santa Fe Energy Resources, Inc.

       *10.2         -- Form of Agreement for the Allocation of Consolidated Federal Income
                        Tax Liability and State and Local Taxes among the members of the
                        Santa Fe Energy Resources, Inc. Affiliated Group.

       *10.3         -- Form of Agreement Concerning Taxes and Tax Indemnification Upon Spin
                        Off, between Monterey Resources, Inc. and Santa Fe Energy Resources,
                        Inc.

       *10.4         -- Form of Corporate Services Agreement between Monterey Resources, Inc.
                        and Santa Fe Energy Resources, Inc.

       *10.5         -- Form of Registration Rights and Indemnification Agreement between
                        Monterey Resources, Inc. and Santa Fe Energy Resources, Inc.

       *10.6         -- Form of Monterey Resources, Inc. Incentive Compensation Plan.

       *10.7         -- Form of Monterey Resources, Inc. Incentive Stock Compensation Plan
                        for Key Employees.

       *10.8         -- Form of Monterey Resources, Inc. Incentive Stock Compensation Plan
                        for Nonexecutive Employees.

       *10.9         -- Form of Monterey Resources, Inc. Severance Program.

       *10.10        -- Form of Monterey Resources, Inc. Savings Investment Plan.


       *10.11        -- Form of Monterey Resources, Inc. Deferred Compensation Plan.

       *10.12        -- Form of Monterey Resources, Inc. Employee Stock Ownership Plan.

       *10.13        -- Form of Employment Agreement between Monterey Resources, Inc. and R.
                        Graham Whaling.

       *10.14        -- Form of Employment Agreement between Monterey Resources, Inc. and certain executive officers.

       *11.1         -- Computation of Earnings per Common Share

       *23.1         -- Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).

       *23.2         -- Consent of Price Waterhouse LLP.

       *23.3         -- Consent of Ryder Scott Company.

       *24.1         -- Powers of Attorney.


---------------

* Previously filed.

(b) Financial Statement Schedules

     Schedule VIII -- Valuation and Qualifying Accounts.

ITEM 17. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 14 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered,

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on November 12, 1996.


                                            MONTEREY RESOURCES, INC.


                                            By:   /s/  R. GRAHAM WHALING

                                            ------------------------------------

                                                     R. Graham Whaling


                                                  Chief Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  SIGNATURE                              TITLE                    DATE
                  ---------                              -----                    ----
           /s/  R. GRAHAM WHALING              Chairman of the Board,       November 12, 1996
---------------------------------------------    Chief Executive Officer
                R. Graham Whaling                and Director (Principal
                                                 Executive and Financial
                                                 Officer)

          /s/  SCOTT D. HEFLIN                 Controller                   November 12, 1996
---------------------------------------------
               Scott D. Heflin

             /s/  JAMES L. PAYNE*              Director                     November 12, 1996
---------------------------------------------
                  James L. Payne

              /s/  HUGH L. BOYT*               Director                     November 12, 1996
---------------------------------------------
                   Hugh L. Boyt

             /s/  CRAIG A. HUFF*               Director                     November 12, 1996
---------------------------------------------
                  Craig A. Huff

           /s/  MICHAEL A. MORPHY*             Director                     November 12, 1996
---------------------------------------------
                Michael A. Morphy

             /s/  ROBERT F. VAGT*              Director                     November 12, 1996
---------------------------------------------
                  Robert F. Vagt

         /s/  ROBERT J. WASIELEWSKI*           Director                     November 12, 1996
---------------------------------------------
              Robert J. Wasielewski

    *By:   /s/  TERRY L. ANDERSON
---------------------------------------------
                Terry L. Anderson
                Attorney-in-fact

                               INDEX TO EXHIBITS


      EXHIBITS                                     DESCRIPTION
      --------                                     -----------
        *1.1         -- Form of Underwriting Agreement.

        *3.1         -- Amended and Restated Certificate of Incorporation.

        *3.2         -- Amended and Restated Bylaws.

        *4.1         -- Specimen Common Stock Certificate.

        *5.1         -- Opinion of Andrews & Kurth L.L.P. as to the legality of the securities being registered.

        10.1         -- Conveyance and Contribution Agreement dated               , 1996
                        between Monterey Resources, Inc. and Santa Fe Energy Resources, Inc.

       *10.2         -- Agreement for the Allocation of Consolidated Federal Income Tax
                        Liability and State and Local Taxes among the members of the Santa Fe
                        Energy Resources, Inc. Affiliated Group dated               , 1996.

       *10.3         -- Agreement Concerning Taxes and Tax Indemnifications Upon Spin Off,
                        dated               , 1996, between Monterey Resources, Inc. and
                        Santa Fe Energy Resources, Inc.

       *10.4         -- Corporate Services Agreement dated               , 1996, between
                        Monterey Resources, Inc. and Santa Fe Energy Resources, Inc.

       *10.5         -- Registration Rights and Indemnification Agreement dated
                          , 1996, between Monterey Resources, Inc. and Santa Fe Energy
                        Resources, Inc.

       *10.6         -- Monterey Resources, Inc. Incentive Compensation Plan, dated
                                      , 1996.

       *10.7         -- Monterey Resources, Inc. Incentive Stock Compensation Plan for Key
                        Employees, dated               , 1996.

       *10.8         -- Monterey Resources, Inc. Incentive Stock Compensation Plan for
                        Nonexecutive Employees dated               , 1996.

       *10.9         -- Monterey Resources, Inc. Severance Program, dated               ,
                        1996.

       *10.10        -- Monterey Resources, Inc. Savings Investment Plan dated
                          , 1996.

       *10.11        -- Monterey Resources, Inc. Deferred Compensation Plan dated
                                      , 1996.

       *10.12        -- Monterey Resources, Inc. Employee Stock Ownership Plan dated
                                      , 1996.

       *10.13        -- Employment Agreement dated               , 1996 between Monterey
                        Resources, Inc. and R. Graham Whaling.

       *10.14        -- Form of Employment Agreement between Monterey Resources, Inc. and certain executive officers.

       *11.1         -- Computation of Earnings per Common Share.

       *23.1         -- Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).

       *23.2         -- Consent of Price Waterhouse LLP.

       *23.3         -- Consent of Ryder Scott Company.

       *24.1         -- Powers of Attorney.


---------------

* Previously filed.